Exhibit 99.1

FOR IMMEDIATE RELEASE

DISNEY AND 21ST CENTURY FOX ANNOUNCE PER SHARE VALUE IN CONNECTION WITH $71 BILLION ACQUISITION

Acquisition of 21st Century Fox will become effective at 12:02 a.m. Eastern Time tomorrow, March 20, 2019

Unprecedented collection of high-quality creative content, stellar talent and cutting-edge technologies will enable Disney to accelerate its direct-to-consumer strategy and expand its global presence

BURBANK, Calif. and NEW YORK, New York, March 19, 2019 – The Walt Disney Company (NYSE:DIS) and Twenty-First Century Fox, Inc. (“21CF”) (NASDAQ: TFCFA, TFCF), in connection with Disney’s acquisition of 21CF (the “Acquisition”), announced today that the per share value of the Merger Consideration (as defined below) has been calculated in accordance with the Merger Agreement (as defined below) to be $51.572626 (the “Per Share Value”. See Footnote1). The Acquisition will become effective at 12:02 a.m. Eastern Time tomorrow, March 20, 2019.

At the effective time of the Acquisition, each share of 21CF common stock will be exchanged for $51.572626 in cash (the “Cash Consideration”) or 0.4517 shares of common stock of TWDC Holdco 613 Corp., the holding company that will own both Disney and 21CF following the Acquisition (“New Disney”) (the “Stock Consideration”, and together with the Cash Consideration, the “Merger Consideration”), subject to election, proration and adjustment procedures set forth in the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2018, by and among 21CF, Disney, New Disney, and certain of Disney’s other subsidiaries. The number of shares of New Disney common stock comprising the Stock Consideration was determined by dividing the Per Share Value by $114.1801, which was the volume weighted average trading price of a share of Disney common stock on the New York Stock Exchange over the fifteen consecutive trading day period ending on (and including) March 15, 2019.

“This is an extraordinary and historic moment for us—one that will create significant long-term value for our company and our shareholders,” said Robert A. Iger, Chairman and Chief Executive Officer, The Walt Disney Company.  “Combining Disney’s and 21st Century Fox’s wealth of creative content and proven talent creates the preeminent global entertainment company, well positioned to lead in an incredibly dynamic and transformative era.”

The acquisition of 21st Century Fox’s iconic collection of businesses and franchises will allow Disney to provide more appealing high-quality content and entertainment options to meet growing consumer demand; increase its international footprint; and expand its direct-to-consumer offerings, which include ESPN+ for sports fans, the highly-anticipated Disney+ streaming video-on-demand service launching in late 2019; and Disney and 21st Century Fox’s combined ownership stake in Hulu.

The acquisition includes 21st Century Fox’s renowned film production businesses, including Twentieth Century Fox, Fox Searchlight Pictures, Fox 2000 Pictures, Fox Family and Fox Animation; Fox’s television creative units, Twentieth Century Fox Television, FX Productions and Fox21; FX Networks; National Geographic Partners; Fox Networks Group International; Star India; and Fox’s interests in Hulu, Tata Sky and Endemol Shine Group. Disney and 21st Century Fox entered into a consent decree with the U.S. Department of Justice last year under which Disney will divest 21st Century Fox’s Regional Sports Networks.

Earlier today, 21st Century Fox completed the spin-off of a portfolio of 21st Century Fox’s news, sports and broadcast businesses, including the FOX News Channel, FOX Business Network, FOX Broadcasting Company, FOX Sports, FOX Television Stations Group, and sports cable networks FS1, FS2, Fox Deportes and Big Ten Network, and certain other assets and liabilities, into Fox Corporation.

Disney is also acquiring approximately $19.8 billion of cash and assuming approximately $19.2 billion of debt of 21st Century Fox in the acquisition.  The acquisition price implies a total equity value of approximately $71 billion and a total transaction value of approximately $71 billion.

The acquisition is expected to be accretive to Disney earnings per share before the impact of purchase accounting for the second fiscal year after the close of the transaction, and to yield at least $2 billion in cost synergies by 2021 from operating efficiencies realized through the combination of businesses.

1 On March 19, 2019, 21CF distributed to holders of shares of 21CF common stock (other than holders that are subsidiaries of 21CF) all of the issued and outstanding common stock of Fox Corporation (“FOX”) on a pro rata basis (the “Distribution”).  As a result of the Distribution, 0.263183 of each share of 21CF common stock outstanding immediately prior to the Distribution was exchanged for 1/3 of one share of FOX common stock of the same class, and holders continued to hold the remaining 0.736817 of each share of 21CF common stock.  The 0.736817 of each share of 21CF common stock remaining outstanding following the Distribution will be exchanged for the amount of consideration in the Acquisition that a whole share of 21CF common stock would have been exchanged for before giving effect to the Distribution.  To accomplish this, the consideration that holders will receive in the Acquisition is automatically adjusted pursuant to the Merger Agreement to take the Distribution into account by multiplying the value of such consideration ($38.00) by the Distribution Adjustment Multiple (1.357190).

About Disney
Disney, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences and Products; Studio Entertainment; and Direct-to-Consumer and International. Disney is a Dow 30 company and had annual revenues of $59.4 billion in its Fiscal Year 2018. For more information about Disney, please visit www.thewaltdisneycompany.com.

Cautionary Notes on Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “enabling,” “to be,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction, the anticipated benefits thereof and the structure of Disney’s business following closing. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the risk that the anticipated tax treatment of the transaction is not obtained, (ii) potential litigation relating to the transaction that could be instituted against 21CF, Disney or their respective directors, (iii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (iv) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (v) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of Disney’s operations after the consummation of the transaction, (vi) the risks and costs associated with, and the ability of Disney to, integrate the businesses successfully and to achieve anticipated synergies, (vii) as well as management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the transactions, are more fully discussed in the updated joint proxy statement/prospectus included in the registration statement on Form S-4 of Disney that was filed in connection with the transaction.

Media Contacts:

The Walt Disney Company:

Zenia Mucha
zenia.mucha@disney.com
(818) 560-5300

David Jefferson
david.j.jefferson@disney.com
(818) 560-4832

21st Century Fox:

Nathaniel Brown
nbrown@21cf.com
(212) 852-7746

Investor Contacts:

The Walt Disney Company:

Lowell Singer
lowell.singer@disney.com
(818) 560-6601

21st Century Fox:

Reed Nolte
rnolte@21cf.com
(212) 852-7092

Mike Petrie
mpetrie@21cf.com
(212) 852-7130